Exhibit 99.1

Engility Reports First Quarter 2013 Results

•	First quarter revenue of $362 million and diluted EPS of $0.79

•	Cost savings initiatives positively impacting margins and customer wins

•	First quarter funded orders of $322 million and funded backlog of $816 million

•	Reiterates fiscal year 2013 guidance

CHANTILLY, VA – May 13, 2013, Engility Holdings, Inc. (NYSE: EGL) today announced financial results for the first quarter ended March 29, 2013.

First Quarter 2013 Results

Total revenue for the first quarter of 2013 was $362 million and operating income was $30 million. Net income attributable to Engility was $14 million, or $0.79 per diluted share.

“Our first quarter results were in-line with our plan,” said Tony Smeraglinolo, President and CEO of Engility. “Additionally, our cost savings initiatives are beginning to positively impact our margins and our ability to win new and recompete business. During the quarter, we won several major recompete contracts, which contributed to another solid quarter of funded orders. We attribute this success to our differentiated low-cost business model, our strong track record of delivering superior services to our customers and our exceptional alignment with our customers’ mission priorities.”

“While our results were consistent with our expectations, significant Federal budget uncertainty continues and likely will remain for the foreseeable future. However, this is the market environment we anticipated when we formed Engility, and we believe we have created a company with the efficiencies needed to compete successfully in today’s budget-constrained and competitive market. Recent wins, coupled with our healthy backlog and growing pipeline of business, keeps us confident about our future and our ability to achieve financial results within our 2013 guidance ranges.”

Key Performance Indicators

•	Funded backlog at the end of the 2013 first quarter was $816 million.

•	Contract funded orders in the first quarter of 2013 were $322 million, representing a book-to-bill ratio of 0.9.

•

As expected, our days sales outstanding (DSO) increased in the first quarter of 2013. DSO, net of advanced payments, at the end of the 2013 first quarter was 89 days, compared to 78 days at the end of the December 2012 quarter.

Significant First Quarter 2013 Recompete Award

During the quarter, we won several major recompete contracts that validate both our business model and our focus on our customers’ success. These wins also reduce our risk profile for 2013. Our largest recompete win that was scheduled for 2013 was a $116 million single-award contract, consisting of a one-year base period of performance with one six month option from the Army Contracting Command – Aberdeen Proving Ground (ACC-APG) to train, mentor and advise U.S. and Coalition Forces in Afghanistan in law enforcement and investigation techniques. This recompete win reflects the strong relationship we have with this customer and underscores our superior past performance in supporting the warfighters’ efforts of developing innovative solutions to counter emerging asymmetric threats for the U.S. Army.

2013 Outlook

We are reiterating the fiscal year 2013 financial guidance we issued on March 12, 2013 based on our first quarter 2013 financial results and our outlook for the remainder of 2013. Consistent with our March 12, 2013 outlook, our guidance does not include the impact of sequestration. The table below summarizes our fiscal year 2013 guidance.

2013 Fiscal Year Outlook
Revenue	$1.45 billion to $1.55 billion
GAAP Diluted EPS	$3.25 - $3.55 *
Operating cash flow	$80 million to $100 million

*	2013 GAAP diluted EPS guidance assumes a weighted-average share count of approximately 17.5 million shares and a full year effective tax rate of 40%.

Non-GAAP Measures

The tables under “Engility Holdings, Inc., Reconciliation of Non-GAAP Measures” present Adjusted Operating Income, Adjusted Operating Margin, Earnings before Interest, Taxes, Depreciation, and Amortization (EBITDA), Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Diluted EPS, reconciled to their most directly comparable GAAP measure. These financial measures are calculated and presented on the basis of methodologies other than in accordance with U.S. generally accepted accounting principles (“Non-GAAP Measures”). Engility has provided these Non-GAAP Measures to adjust for the impact of (i) goodwill impairment, (ii) transaction-related-spin-off costs for the Company’s July 2012 spin-off from L-3 Communications Holdings, Inc., (iii) severance and other costs related to the Company’s strategic realignment announced in September 2012 and (iv) legal settlement costs. These items have been adjusted because they are not considered core to the Company’s business or otherwise not considered operational or because these charges are non-cash or non-recurring. The Company presents these Non-GAAP Measures because management believes that they are meaningful to understanding Engility’s performance during the periods presented and the Company’s ongoing business. Non-GAAP Measures are not prepared in accordance with GAAP and therefore are not necessarily comparable to the financial results of other companies. These Non-GAAP Measures should be considered a supplement to, not a substitute for, or superior to, the corresponding financial measures calculated in accordance with GAAP.

CONFERENCE CALL INFORMATION

Engility will host a conference call at 5 P.M. ET on Monday, May 13, 2013, to discuss the financial results for the first quarter of 2013.

Listeners may access a webcast of the live conference call from the Investor Relations section of the company’s website at http://www.EngilityCorp.com. Listeners may also access a slide presentation on the website that will be utilized during the call. Listeners should go to the website at least 15 minutes before the live event to download and install any necessary audio software.

Listeners may also participate in the conference call by dialing (877) 415-3180 (domestic) or (857) 244-7323 (international) and entering pass code 68184706.

A replay will be available on the company’s website approximately two hours after the conference call and continuing for one year. A telephonic replay also will be available through May 20, 2013 at (888) 286-8010 (domestic) or (617) 801-6888 (international) and entering pass code 60472283.

ABOUT ENGILITY CORPORATION

Engility is a pure-play government services contractor providing highly skilled personnel wherever, whenever they are needed in a cost-effective manner. Headquartered in Chantilly, Virginia, Engility is a leading provider of specialized technical consulting, program and business support services, engineering and technology lifecycle support, information technology modernization and sustainment, supply chain services and logistics management, and training and education for the U.S. Government with approximately 7,800 employees worldwide and sales of $1.66 billion for 2012. To learn more about Engility, please visit www.engilitycorp.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Engility’s future prospects, projected financial results, business plans, and the expected benefits of our strategic realignment completed in the first quarter of 2013. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are also used to identify these forward-looking statements. These statements are based on the current beliefs and expectations of Engility’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause Engility’s actual results to differ materially from those described in the forward-looking statements can be found under the heading “Risk Factors” included in our annual report on Form 10-K for the year ended December 31, 2012, which has been filed with the Securities and Exchange Commission (SEC), and any updates thereto included in our more recent periodic reports, and is available on the investor relations section of Engility’s website (http://www.engilitycorp.com) and on the SEC’s website (www.sec.gov). Forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, historical information should not be considered as an indicator of future performance.

Corporate Communications and Media:	Investor Relations:
Eric Ruff	Dave Spille
Engility Holdings, Inc.	Engility Holdings, Inc.
(703) 375-6463	(703) 375-4221
eric.ruff@engilitycorp.com	dave.spille@engilitycorp.com

ENGILITY HOLDINGS, INC.

UNAUDITED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended
	March 29,	March 30,
	2013	2012	Change
Revenue	$361,675	$383,240	$(21,565)
Revenue from former affiliated entities	—	48,734	(48,734)

Total revenue	361,675	431,974	(70,299)
Costs and expenses
Cost of revenue	315,491	324,168	(8,677)
Cost of revenue from former affiliated entities	—	48,734	(48,734)

Total cost of revenue	315,491	372,902	(57,411)
Selling, general and administrative expenses	16,297	33,227	(16,930)

Total costs and expenses	331,788	406,129	(74,341)

Operating income	29,887	25,845	4,042
Interest expense, net	(5,784)	(97)	(5,687)
Other income, net	29	40	(11)

Income from continuing operations before income taxes	24,132	25,788	(1,656)
Provision for income taxes	9,353	10,801	(1,448)

Income from continuing operations	14,779	14,987	(208)

Loss from discontinued operations before income taxes	—	(125)	125
Benefit for income taxes	—	(52)	52

Loss from discontinued operations	—	(73)	73

Net income	$14,779	$14,914	$(135)
Less: Net income attributable to noncontrolling interest	1,001	929	72

Net income attributable to Engility	$13,778	$13,985	$(207)

Earnings per share allocable to Engility Holdings, Inc. common shareholders - Basic
Net income per share from continuing operations less noncontrolling interest	$0.82	$0.87	$(0.05)
Net income per share from discontinued operations	$—	$—	$—
Net income per share attributable to Engility	$0.82	$0.87	$(0.05)

Earnings per share allocable to Engility Holdings, Inc. common shareholders - Diluted
Net income per share from continuing operations less noncontrolling interest	$0.79	$0.87	$(0.08)
Net income per share from discontinued operations	$—	$—	$—
Net income per share attributable to Engility	$0.79	$0.87	$(0.08)

Weighted average number of shares outstanding
Basic	16,781	16,118
Diluted	17,382	16,118

ENGILITY HOLDINGS, INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(in thousands)

	As of	As of
	March 29,	December 31,
	2013	2012
Assets:
Current assets:
Cash and cash equivalents	$38,728	$27,021
Receivables, net	379,047	366,236
Other current assets	32,090	34,832

Total current assets	449,865	428,089
Property, plant and equipment, net	10,919	11,941
Goodwill	477,604	477,604
Identifiable intangible assets, net	98,748	100,929
Other assets	11,630	8,887

Total assets	$1,048,766	$1,027,450

Liabilities and Equity:
Current liabilities:
Current portion of long-term debt	$50,250	$50,250
Accounts payable, trade	27,485	20,725
Accrued employment costs	64,546	63,278
Accrued expenses	73,989	76,955
Advance payments and billings in excess of costs incurred	21,292	24,855
Deferred income taxes, current and income taxes payable	15,640	10,607
Other current liabilities	16,518	19,311

Total current liabilities	269,720	265,981
Long-term debt	284,750	284,750
Income tax payable	70,063	68,725
Other liabilities	19,385	19,683

Total liabilities	643,918	639,139
Equity:
Preferred stock, par value $0.01 per share, 25,000 shares authorized, none issued or outstanding as of March 29, 2013 or December 31, 2012	—	—
Common stock, par value $0.01 per share, 175,000 shares authorized, 17,144 shares issued and outstanding as of March 29, 2013 and 16,703 shares issued and outstanding as of December 31, 2012	171	168
Additional paid in capital	757,384	755,638
Accumulated deficit	(366,661)	(380,438)
Noncontrolling interest	13,954	12,943

Total equity	404,848	388,311

Total liabilities and equity	$1,048,766	$1,027,450

ENGILITY HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended
	March 29,	March 30,
	2013	2012
Operating activities:
Net income	$14,779	$14,914
Less: loss from discontinued operations, net of tax	—	(73)

Income from continuing operations	14,779	14,987
Share-based compensation	2,622	—
Depreciation and amortization	3,393	4,185
Amortization of bank debt fees	891	—
Deferred income taxes	3,783	(5,541)
Changes in operating assets and liabilities, excluding acquired amounts:
Receivables	(12,811)	(7,921)
Other assets	358	(1,779)
Accounts payable, trade	6,760	(6,337)
Accrued employment costs	1,268	2,845
Accrued expenses	(2,966)	(9,717)
Advance payments and billings in excess of costs incurred	(3,563)	4,454
Other liabilities	(1,753)	728

Net cash provided by (used in) operating activities from continuing operations	12,761	(4,096)
Investing activities:
Capital expenditures	(190)	(66)

Net cash used in investing activities from continuing operations	(190)	(66)

Financing activities:
Proceeds from share-based payment arrangements	164	—
Payment of employee withholding taxes on restricted stock units vesting	(1,028)	—
Net transfers from prior parent	—	1,829

Net cash (used in) provided by financing activities from continuing operations	(864)	1,829
Discontinued Operations:
Net cash used in operating activities	—	(190)
Net cash used in investing activities	—	—
Net cash provided by financing activities	—	190

Net cash provided by discontinued operations	—	—

Net change in cash and cash equivalents	11,707	(2,333)
Cash and cash equivalents, beginning of period	27,021	13,710

Cash and cash equivalents, end of period	$38,728	$11,377

ENGILITY HOLDINGS, INC.

RECONCILIATION OF NON-GAAP MEASURES

The following tables set forth a reconciliation of each of these Non-GAAP Measures to the most directly comparable GAAP measure for the periods presented (in thousands, except for ratio and per share amounts).

Adjusted Operating Income and Adjusted Operating Margin

	Quarter Ended
	March 29, 2013	March 30, 2012
Operating income	$29,887	$25,845

Adjustments
Transaction-related spin-off costs	—	6,000

	—	6,000

Adjusted operating income	$29,887	$31,845

Operating margin	8.3%	6.0%
Adjusted operating margin	8.3%	7.4%

ENGILITY HOLDINGS, INC.

Adjusted Earnings Per Share

(in thousands except per share data)

	Quarter Months Ended
	March 29, 2013	March 30, 2012
Adjusted operating income	$29,887	$31,845

Other items
Interest expense, net	(5,784)	(97)
Other income, net	29	40
Loss from discontinued operations	—	(73)
Net income attributable to non-controlling interest	(1,001)	(929)

Adjusted income before provision for income taxes	$23,131	$30,786

Provision for income taxes (1)	9,353	12,314

Adjusted net income attributable to Engility Holdings, Inc.	$13,778	$18,472

GAAP Earnings per share
Net income attributable to Engility Holdings, Inc.	$13,778	$13,985

Earnings per share attributable to Engility Holdings, Inc. common shareholders
Basic	$0.82	$0.87
Diluted	$0.79	$0.87

Engility Holdings, Inc. weighted average common shares outstanding
Basic	16,781	16,118
Diluted	17,382	16,118

Adjusted earnings per share attributable to Engility Holdings, Inc. common shareholders
Basic	$0.82	$1.15
Diluted	$0.79	$1.15

Weighted average number of shares outstanding
Basic	16,781	16,118
Diluted	17,382	16,118

(1)	The March 30, 2012 period assumes a 40% income tax rate as a result of the adjustments.

ENGILITY HOLDINGS, INC.

Earnings before interest, taxes, depreciation, and amortization (EBITDA) and Adjusted EBITDA

(dollars in thousands)

	Quarter Ended
	March 29, 2013	March 30, 2012
Income from continuing operations	$14,779	$14,987

Interest, taxes, depreciation, and amortization
Interest expense	5,784	97
Provision for income taxes	9,353	10,801
Depreciation and amortization	3,393	4,185

EBITDA	$33,309	$30,070

Adjustments to EBITDA
Transaction-related spin-off costs	—	6,000

	—	6,000

Adjusted EBITDA	$33,309	$36,070

EBITDA Margin	9.2%	7.0%
Adjusted EBITDA Margin	9.2%	8.4%

ENGILITY HOLDINGS, INC.

Revision to Costs and Expenses

(in thousands)

	For the Three Month Period Ending
	March 30, 2012
	Reported	Adjustment	Revised
Costs and expenses
Cost of revenue	$326,666	$(2,498)	$324,168
Cost of revenue from affiliated entities	48,734	—	48,734

Total cost of revenue	375,400	(2,498)	372,902

Selling, general and administrative expenses	30,729	2,498	33,227

Total costs and expenses	406,129	—	406,129

Impact of the revision on cost and expenses	$—	$—	$—

Note – As noted in our Form 10-K for the year ended December 31, 2012, management determined that we improperly classified certain amounts in cost of revenue that were selling, general and administrative in nature. We have assessed the impact of the adjustments on the statements of operations and determined that the period was not materially misstated. This change did not impact the balance sheet or statements of cash flows. The three month period ended March 30, 2012 has been revised to reflect this correction.